                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: SEPTEMBER 2, 2003
                Date of Earliest Event Reported: AUGUST 26, 2003

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-21317                                         84-1299995
(Commission File Number)                    (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

ITEM 5. OTHER EVENTS.

        Liberty Satellite & Technology, Inc. ("LSAT") has entered into a definitive merger agreement, dated as of August 26, 2003, with its parent, Liberty Media Corporation, pursuant to which Liberty Media would acquire the approximately 13% of the issued and outstanding common shares of LSAT common stock not already owned by Liberty Media. If the agreement and plan of merger is consummated, each issued and outstanding common share of LSAT not owned by Liberty Media would be converted into the right to receive 0.2750 of a share of Liberty Media Series A common stock. Consummation of the merger is subject to the approval of the merger agreement by the shareholders of LSAT and the satisfaction of other customary closing conditions. The transaction would be taxable to LSAT stockholders.

        A copy of the agreement and plan of merger is attached hereto as
Exhibit 2.1 and a copy of LSAT's press release announcing the merger agreement is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     EXHIBITS.

        The following exhibits are being filed with this Form 8-K:

        2.1 Agreement and Plan of Merger among Liberty Media Corporation, Liberty Satellite Acquisition Co. and Liberty Satellite & Technology, Inc., dated as of August 26, 2003.

        99.1 Press Release of Liberty Satellite & Technology, Inc., dated August 27, 2003.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003

                                   LIBERTY SATELLITE & TECHNOLOGY, INC.


                                   By: /s/ Kenneth G. Carroll
                                       ----------------------------------
                                       Name:  Kenneth G. Carroll
                                       Title: President, Chief Financial Officer
                                              and Treasurer

                                  EXHIBIT INDEX

Exhibit   Description
-------   -----------
  2.1     Agreement and Plan of Merger among Liberty Media Corporation, Liberty Satellite
          Acquisition Co. and Liberty Satellite & Technology, Inc., dated as of August 26, 2003.

 99.1     Press Release of Liberty Satellite & Technology, Inc., dated August 27, 2003.